EXHIBIT 10.112


                          ISSUER NOTE


US$ 114,271,288.00                             New York, New York
                                                   April 22, 1997

      FOR VALUE RECEIVED, the undersigned, PAN-WESTERN ENERGY CORPORATION LLC, a company with limited liability organized under the laws of the Cayman Islands (the "Borrower"), hereby unconditionally promises to pay to the order of PANDA GLOBAL ENERGY COMPANY, a company with limited liability organized under the laws of the Cayman Islands (the "Lender"), by transfer to such account as the Lender may designate by written notice to the Borrower, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED FOURTEEN MILLION TWO HUNDRED SEVENTY-ONE THOUSAND TWO HUNDRED EIGHTY-EIGHT DOLLARS ($114,271,288), or, if less, the unpaid principal amount of the Loans made by the Lender pursuant to the Issuer Loan Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in the Issuer Loan Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Issuer Loan Agreement.

      The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of the Loans and the date and amount of each payment or prepayment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loans.

      This Note (a) is the Issuer Note referred to in the Issuer Loan Agreement dated as of April 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Issuer Loan Agreement"), between the Borrower and the Lender, (b) is subject to the provisions of the Issuer Loan Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Issuer Loan Agreement.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Issuer Loan Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Issuer
Loan Agreement and used herein shall have the meanings given to them in the Issuer Loan Agreement.

       THIS  NOTE  SHALL  BE  GOVERNED  BY,  AND  CONSTRUED   AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE CAYMAN ISLANDS.

                              PAN-WESTERN ENERGY CORPORATION LLC



                              By:

                              Name:

                              Title: